                          LEASE INDEMNITY AGREEMENT



         THIS LEASE INDEMNITY AGREEMENT (this "Agreement") is made and entered into as of April 22, 1994, by and among Joseph E. Beall, a resident of Harris County, Texas ("Beall"), Triton Engineering Services Company, a Texas corporation ("TESCO"), 1201 Dairy Ashford Ltd., a Texas limited partnership ("1201"), and Noble Drilling Corporation, a Delaware corporation ("Buyer").

                                   RECITALS

         1. TESCO and 1201 are tenant and landlord, respectively, under that certain Office Building Lease Agreement dated January 29, 1991 (the "Lease") under which TESCO leases 57,812 square feet of rentable area in 1201's office building located at 1201 Dairy Ashford, Houston, Harris County, Texas (the "Property").

         2. Beall owns substantially all of the capital stock of TESCO and a majority in limited partnership interest in 1201. TESCO owns all of the issued and outstanding capital stock of 1201 Dairy Ashford, Inc., a Texas corporation that is the sole general partner of 1201 (the "General Partner").

         3. Buyer has agreed to purchase all of the issued and outstanding capital stock of TESCO from Beall and the other shareholder of TESCO (the "Acquisition"), pursuant to that certain Stock Purchase Agreement of even date herewith among Beall, the other shareholder of TESCO, TESCO and Buyer (the "Stock Purchase Agreement"). Buyer, Beall and TESCO have agreed that TESCO will distribute all of the issued and outstanding capital stock of the General Partner to Beall and forgive all debt owed by 1201 to TESCO prior to the consummation of the Acquisition.

         4. As a condition to the consummation of the Acquisition, Buyer has required that Beall execute this Agreement providing for the indemnification of Buyer for the amount of rent TESCO is required to pay under the Lease (i) in excess of the gross rental per square foot to which Buyer and Beall have agreed, and (ii) on account of space deemed by Buyer to be in excess of TESCO's current needs. Such indemnification, and the other agreements contained herein, shall in no way impair, diminish or relieve TESCO of its obligations under the Lease, but shall be an independent contract and agreement between Beall, 1201, Buyer and TESCO.

         5. The Aid Association for Lutherans, a Wisconsin corporation ("AAL"), the holder of the senior debt on the Property and the assignee of the Lease, has been notified of the transfer of all of the issued and outstanding capital stock of the General Partner to Beall and of the other transactions and agreements contained in this Agreement and has given its consent thereto.



                                   AGREEMENT


         In consideration of the premises and the respective agreements of the parties contained herein, it is agreed as follows:
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Section 1.       Indemnity for Rent.

         1.1 Calculation of Amount. Subject to this Agreement's terms and conditions, Beall shall indemnify Buyer to the extent that the gross rent (the "Gross Rent") due under the Lease (consisting of Base Rental plus Actual Operating Costs, as such terms are defined in the Lease) exceeds $9.00 per square foot for the 43,310 rentable square feet to be used by TESCO following the Acquisition, and for all Gross Rent with respect to the 14,502 rentable square feet described in the Lease as the second floor of the North Pod (the "Excess Area"), which has been deemed unnecessary by Buyer as of this time.

         1.2     Payment of Indemnity.   To the extent possible, amounts due by
Beall to Buyer hereunder as of the Determination Date, as such term is defined in the Stock Purchase Agreement (the "Determination Date Rental Indemnification Amount"), shall be satisfied under the provisions of Section 1.3(c) of the Stock Purchase Agreement. To the extent that amounts due under this Agreement cannot be, or are not, satisfied thereunder, then Beall shall pay to Buyer in cash the amount due within thirty days of the presentation of an invoice by or on behalf of Buyer to Beall showing, in reasonable detail, the calculation of the amount due.

Section 2. Sublease of Excess Area. Upon the instruction of 1201, TESCO agrees to enter into a sublease of all or any part of the Excess Area to a third party on terms and conditions acceptable to 1201 in its sole discretion; provided, however, that any such sublease shall be approved by AAL to the extent AAL has a right to require such approval, and further provided that neither Buyer nor TESCO shall have any affirmative duty to seek to sublease all or any part of the Excess Area and that any such sublease shall not require TESCO to assume any obligation or duties other than the demise of the Excess Area. Beall agrees to confer with Buyer prior to concluding the sublease of all or any part of the Excess Area to a third party regarding the proposed sublessee and to obtain Buyer's consent to the identity of such sublessee, which consent shall not be unreasonably withheld. If TESCO desires to use all or any part of the Excess Area, such use shall be deemed a sublease subject to the terms of the preceding sentence. TESCO's proceeds from any such sublease shall reduce Beall's indemnity obligation under Section 1 above on a dollar for dollar basis.

Section 3. Term and Renewal. This Agreement shall terminate on the third anniversary of the closing date of the Acquisition. Thereafter, the parties shall negotiate in good faith to extend the term and adjust Beall's indemnity obligation so that TESCO's effective lease rate and term are equivalent to those obtainable on the open market for buildings similar to the Property. Notwithstanding the foregoing, upon payment in full of all indebtedness of 1201 to AAL, Beall shall have the right to refuse to extend this Agreement past its termination, and 1201 shall have the right to terminate the Lease without further obligation. Further, if despite their good faith efforts to renew and extend this Agreement, Buyer and Beall are unable to agree on an effective rental rate and term, or if 1201 shall sell the Property to or assign the Lease to a third party prior to the third anniversary of the closing date of the Acquisition, Beall agrees to indemnify TESCO for any and all obligations or liabilities TESCO may incur to 1201, its general and limited partners, to AAL, or to such third party, or to their respective affiliates, in the event TESCO breaches the Lease.

Section 4.       Miscellaneous.

         4.1 Notices. All notices, waivers, statements and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been effectively given when personally delivered, sent by telefax with copy by United States mail, or deposited in the United





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
States mail, postage prepaid, registered or certified, return receipt requested, addressed to the respective parties at the addresses appearing below or at such other address as may be designated from time to time by like notice.

         If to Buyer or TESCO:    Noble Drilling Corporation
                                  10370 Richmond Avenue, Suite 400
                                  Houston, Texas  77042
                                  Attention: Mr James C. Day, President and
                                  Chief Executive Officer
                                  Telefax: 713-953-1126


         If to Beall or 1201:     Mr. Joseph E. Beall
                                  1201 Dairy Ashford
                                  Houston, Texas  77079
                                  Telefax: 713-556-9074

         4.2 Expenses. Each of the parties to this Agreement shall pay its respective expenses incurred in connection with this Agreement, including without limitation attorneys' and professional fees.

         4.3 Amendments. This Agreement, the Stock Purchase Agreement, and the Lease set forth the entire understanding between the parties hereto with respect to the subject matter hereof, oral or written, and supersede all prior agreements and understandings between them with respect to the subject matter hereof. All of such prior understandings and agreements (if any exist) are merged with and into this Agreement. The parties hereto may amend or modify this Agreement only by a written instrument executed by all of the parties hereto.

         4.4 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

         4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed for all purposes to be one agreement.

         4.6 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws rules.

         4.7 Assignment. No party hereto may assign all or any part of its interests, obligations or rights under this Agreement to any person or entity without the prior written consent of the other parties hereto.

         4.8 Gender; Number. Unless the context otherwise requires, the singular number shall include the plural and vice versa, and each gender shall include each other gender.

         4.9 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning of any article, section or paragraph hereof.





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
         4.10 Severability. If any one or more of the provisions of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been a part hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   TRITON ENGINEERING SERVICES COMPANY



                                   By:   /s/  Charles R. Erickson
                                       _________________________________
                                              Charles R. Erickson,
                                                 Secretary

                                   /s/ JOSEPH E. BEALL
                                   JOSEPH E. BEALL




                                   1201 DAIRY ASHFORD LTD.
                                         By: 1201 DAIRY ASHFORD, INC.
                                            its general partner


                                            By:  /s/ Joseph E. Beall
                                                 ________________________

                                   NOBLE DRILLING CORPORATION


                                   By: /s/  James C. Day
                                       ____________________________________
                                            James C. Day
                                            CEO & President


STATE  OF  TEXAS          )
                          )
COUNTY OF HARRIS          )

         ACKNOWLEDGED BEFORE ME on this 22nd day of April, 1994 by
Charles R. Erickson, Secretary of Triton Engineering Services Company, a Texas corporation, to certify which witness my hand and seal of this office.





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
                                        /s/    Diana Wiley Armbrust
                                        ____________________________________
                                        Notary Public in and for The
                                        State of T E X A S

                                        My Commission Expires:

                                                 October 17, 1996
                                        ____________________________________





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
STATE  OF  TEXAS          )
                          )
COUNTY OF HARRIS          )

         ACKNOWLEDGED BEFORE ME on this 22nd day of April, 1994 by
Joseph E. Beall, to certify which witness my hand and seal of this office.



                                         /s/   Diana Wiley Armbrust
                                        ____________________________________
                                        Notary Public in and for The
                                        State of T E X A S

                                        My Commission Expires:

                                               October 17, 1996
                                        ____________________________________



STATE  OF  TEXAS          )
                          )
COUNTY OF HARRIS          )

         ACKNOWLEDGED BEFORE ME on this 22nd day of April, 1994 by
Charles R. Erickson, Secretary of 1201 Dairy Ashford, Inc., a Texas corporation, on behalf of said corporation in its capacity as General Partner of 1201 Dairy Ashford Ltd., to certify which witness my hand and seal of this office.


                                        /s/   Diana Wiley Armbrust
                                        ____________________________________
                                        Notary Public in and for The
                                        State of T E X A S

                                        My Commission Expires:

                                                October 17, 1996
                                        ____________________________________





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
STATE  OF  TEXAS          )
                          )
COUNTY OF HARRIS          )

         ACKNOWLEDGED BEFORE ME on this 22nd day of April, 1994 by James C. Day, CEO & President of Noble Drilling Corporation, a Delaware corporation, to certify which witness my hand and seal of this office.


                                        /s/    Diana Wiley Armbrust
                                        ____________________________________
                                        Notary Public in and for The
                                        State of T E X A S

                                        My Commission Expires:

                                                   October 17, 1996
                                        ____________________________________






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